UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ECOLOGY AND ENVIRONMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 12, 2017, Ecology and Environment, Inc. issued a vision statement, a copy of which is provided below.

Vision Statement

We will work on the most important environmental issues of our time.

Mounting challenges facing the human condition on our planet have heightened public, corporate, and government awareness of the interrelationship of energy and natural resources needs, climate change, accidents and disastrous events, environmental impact, economics, living standards and quality of life – the implications of which can profoundly affect public policy, economic development, important development projects and their proponents and stakeholders. This is our business milieu and we foresee an increasing need for our services. Our aim is to be in the forefront of meeting the new challenges facing our clients. Because of our breadth of experience, demonstrated capability, and effectiveness, we have the comprehensive view to fulfill this essential societal role.

Our creed and primary business is to aid our clients in their making of a better and safer world by developing technically sound solutions to the leading environmental challenges of our time. We will provide the capability, expertise, and facilities to address important issues of any size and breadth in support of our commercial and governmental clients. The professional staff, and therefore the organization, will maintain a reputation for delivering a higher level of consulting through objectivity, technical excellence, product quality, and demeanor. The organization structure and style will be client oriented. Our intent is to provide honorable employment to dedicated professionals. Success depends on teamwork and a commitment to service within our own organization.

We aim to be a company that is sized and budgeted to be stable, sustainable, and profitable. Our goal is to be an organization that clients will seek and one of which our employees and shareholders can be rightly proud.

Important Additional Information

E & E, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company’s annual meeting of shareholders scheduled to be held on April 20, 2017. The Company has filed a definitive proxy statement and proxy cards with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of participants in this solicitation by the Company, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. Shareholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available for no charge at http://www.proxydocs.com/EEI, by writing to the Company at 368 Pleasant View Drive, Lancaster, NY 14086 or by calling the Company’s proxy solicitor, D.F. King, at 1 (800) 628-8536.

Forward-Looking Statements

Information presented in this communication contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including, but not limited to, current expectations, estimates, forecasts and projections about the industries in which we operate and the beliefs and assumptions of our management, the Company’s future costs of solicitation, record or meeting dates, compensation arrangements, business objectives, company policies, corporate governance practices as well as capital and corporate structure (including major shareholders, board structure and board composition), are forward-looking statements. Forward-looking statements generally can be identified by words such as “expect,” “will,” “change,” “intend,” “target,” “future,” “anticipate,” “to be,” “goal,” “project,” “plan,” “believe,” “seek,” “estimate,” “continue,” “may,” and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect the Company’s operations and may cause the Company’s actual actions, results, financial condition, performance or achievements to be substantially different from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. Those factors include, but are not limited to, (i) general economic and business conditions; (ii) changes in market conditions; (iii) changes in regulations; (iv) actual or potential takeover or other change-of-control threats; (v) the effect of merger or acquisition activities; (vi) changes in the Company’s plans, strategies, targets, objectives, expectations or intentions; and (vii) other risks, uncertainties and factors indicated from time to time in the Company’s reports and filings with the SEC including, without limitation, most recently the Company’s Annual Report on Form 10-K for the period ended July 31, 2016, under the heading Item 1A - “Risk Factors” and the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company does not intend, and undertakes no obligation to update or publicly release any revision to any such forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise. Each forward-looking statement contained in the Company’s proxy statement is specifically qualified in its entirety by the aforementioned factors. You are advised to carefully read the Company’s proxy statement in conjunction with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions.